Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL OF TENDER
REGARDING SHARES HELD IN
ZELL CAPITAL (THE “FUND”)

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED JANUARY 20, 2023

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
THE FUND BEFORE 11:59 P.M., EASTERN TIME
ON FEBRUARY 17, 2023, UNLESS THE OFFER IS EXTENDED.

THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL.

SHAREHOLDERS MUST SUBMIT A NOTICE OF WITHDRAWAL SUBSTANTIALLY IN THE FORM PROVIDED IN THIS EXHIBIT (a)(1)(C) TO THE FUND ONLINE BY FOLLOWING THE INSTRUCTIONS PROVIDED VIA EMAIL OR BY DELIVERING THE NOTICE TO THE FUND BY MAIL AT:

U.S. mail (Regular):	Zell Capital c/o U.S. Bank Global Fund Services P.O. Box 701 Milwaukee, WI 53201-0701
U.S. mail (Overnight):	Zell Capital c/o U.S. Bank Global Fund Services 615 East Michigan Street, 3rd Floor Milwaukee, WI 53202

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE FUND.

NOTICE OF WITHDRAWAL
PURSUANT TO THE OFFER TO PURCHASE DATED
JANUARY 20, 2023

LADIES AND GENTLEMEN:

The undersigned shareholder of Zell Capital (the “Fund”) hereby withdraws the tender of his, her, or its shares of beneficial interest of the Fund, no par value (the “Shares”), which the shareholder submitted by a Letter of Transmittal dated _______, 20__. This tender was in the amount of: _____Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be repurchased by the Fund.

IMPORTANT: The signature of the shareholder(s) or person(s) authorized to sign on behalf of the shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the subscription agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s): ________________________________________________
Name of Signatory (Please print): __________________________________________________________________
Title of Authorized Person (Please print): ____________________________________________________________
Signature of Shareholder(s) or Authorized Person(s): ________________________________________________
Name of Signatory (Please print): __________________________________________________________________
Title of Authorized Person (Please print): ____________________________________________________________